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                                                                      EXHIBIT 15




November 11, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Baxter International Inc. has included our report dated November 11, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-8 (Nos. 2-82667,2- 86993, 2-97607, 33-8812, 33-15523,
33-15787, 33-28428, 33-33750 and 33-54069), on Form S-3 (Nos. 33-5044, 33-23450,
33-27505, 33-31388 and 33-49820) and on Form S-4 (Nos. 33-808, 33-15357 and
33-53937). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




Price Waterhouse LLP